UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

Thayer Ventures Acquisition Corporation*

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25852 McBean Parkway Valencia, CA	91335
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 782-1414

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A common stock, $0.0001 par value, and one-half of one redeemable warrant to acquire one share of Class A Common Stock	TVACU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	TVAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	TVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*     Thayer Ventures Acquisition Corporation changed its name to Inspirato Incorporated on February 11, 2022 upon the closing of the Business Combination (as defined herein). The trading symbols “TVAC” and “TVACW” became “ISPO” and “ISPOW,” respectively, upon the closing of the Business Combination. Upon the closing of the Business Combination, “TVACU” no longer exists.

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Inspirato” and the “Company” refer to Inspirato Incorporated, a Delaware corporation (f/k/a Thayer Ventures Acquisition Corporation, a Delaware Corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “Thayer” refer to Thayer Ventures Acquisition Corporation, a Delaware Corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section titled “Certain Defined Terms” beginning on page 2 thereof, and such definitions are incorporated herein by reference.

Business Combination Transaction

As previously announced, Thayer, a Delaware corporation, entered into an a Business Combination Agreement, dated as of June 30, 2021 (as amended, the “Business Combination Agreement”), by and among Thayer, Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Thayer (“Blocker Merger Sub 1”), Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Thayer (“Blocker Merger Sub 2”), Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of Thayer (“Blocker Merger Sub 3” and together with Blocker Merger Sub 1 and Blocker Merger Sub 2, and any blocker merger sub that becomes party to the Business Combination Agreement by executing a joinder thereto, the “Blocker Merger Subs”, and together with the Company Merger Sub, the “Merger Subs”), KPCB Investment I, Inc., a Delaware corporation (“KPCB Blocker”), Inspirato Group, Inc., a Delaware corporation (“IVP Blocker”), W Capital Partners III IBC, Inc., a Delaware corporation (“W Capital Blocker”, and together with KPCB Blocker and the IVP Blocker and any Non-Party Blocker, the “Blockers”), Passport Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), and Inspirato LLC, a Delaware limited liability company (“Inspirato LLC”).

On February 8, 2022, Thayer held a special meeting of its stockholders (the “Special Meeting”), at which Thayer’s stockholders voted to approve the proposals outlined in the final prospectus and definitive proxy statement, dated January 18, 2022 (the “Proxy Statement/Prospectus”), and filed with the Securities and Exchange Commission (the “SEC”), including, among other things, the adoption of the Business Combination Agreement. On February 11, 2022, as contemplated by the Business Combination Agreement and described in the section of the Proxy Statement/Prospectus titled “Proposal No. 1— The Business Combination Proposal” beginning on page 129 of the Proxy Statement/Prospectus, Thayer consummated the transactions contemplated by the Business Combination Agreement, whereby, (i) KPCB Blocker merged with and into Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of Thayer (the “KPCB Blocker Merger”), (ii) IVP Blocker merged with and into Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of Thayer (the “IVP Blocker Merger”), (iii) W Capital Blocker merged with and into Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of Thayer (the “W Capital Blocker Merger,” and together with the KPCB Blocker Merger and the IVP Blocker Merger and the mergers involving the Non-Party Blockers, the “Blocker Mergers”) and (iv) immediately following the Blocker Mergers, Company Merger Sub merged with and into Inspirato LLC, with Inspirato LLC as the surviving company, resulting in Inspirato LLC becoming a subsidiary of Thayer (together with the Blocker Mergers and the other transactions related thereto, the “Business Combination”).

In connection with the closing of the Business Combination (the “Closing”), among other things, (i) Thayer changed its name to “Inspirato Incorporated” (ii) each of the then issued and outstanding shares of Class A common stock, par value $0.0001 per share, of Thayer (the “Thayer Class A Common Stock”), converted automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Inspirato (“Inspirato Class A Common Stock”), (iii) each of the then issued and outstanding shares Class B common stock, par value $0.0001 per share, of Thayer (the “Thayer Class B Common Stock”), converted automatically, on a one-for-one basis, into a share of Inspirato Class A Common Stock, (iv) each of the then issued and outstanding private placement warrants of Thayer (the “Thayer Private Warrants”) converted automatically into a redeemable warrant to purchase one share of Inspirato Class A Common Stock (the “Inspirato Warrants”) pursuant to the Assignment, Assumption and

Amendment Agreement among the Company and Computershare Trust Company, N.A., as warrant agent, in respect of the Warrant Agreement, dated December 10, 2020, by and between Thayer and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), (v) each of the then issued and outstanding redeemable warrants of Thayer issued in connection with Thayer’s IPO (the “Thayer Public Warrants”) converted automatically into an Inspirato Warrant pursuant to the Warrant Agreement, and (vi) each of the then issued and outstanding units of Thayer that had not been previously separated into the underlying Thayer Class A Common Stock and Thayer Public Warrant upon the request of the holder thereof (the “Thayer Units”), were cancelled and entitled the holder thereof to one share of Inspirato Class A Common Stock and one-half of one Inspirato Warrant. No fractional Inspirato Warrants were issued upon separation of the Thayer Units.

Also in connection with the Closing, (i) the equity interests of each Blocker were cancelled and converted into the right to receive (A) a number of shares of Inspirato Class A Common Stock equal to approximately 37.2275 (the “Exchange Ratio”) for each unit of Inspirato LLC owned by such Blocker (adjusted upward for cash and cash equivalents of such Blocker and adjusted downward for debt and transaction expenses of such Blocker) plus (B) certain rights under the Tax Receivable Agreement; (ii) each outstanding unit of Inspirato (other than any units held by Thayer or any of its subsidiaries following the Blocker Mergers) was cancelled and converted into the right to receive (A) a number of New Common Units of Inspirato LLC equal to the Exchange Ratio, (B) an equal number of shares of Class V common stock, par value $0.0001 per share, of Inspirato (the “Inspirato Class V Common Stock”, and together with the Inspirato Class A Common Stock, the “Inspirato Common Stock”), which has no economic value, but entitles the holder thereof to one vote per share, and (C) certain rights under the Tax Receivable Agreement; and (iii) each option to purchase Inspirato units converted into an option to purchase Inspirato Class A Common Stock.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Investment

In connection with the execution of the Business Combination Agreement, Thayer entered into subscription agreements (as amended, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase, in the aggregate, approximately 8.8 million shares of Thayer Class A Common Stock (which became Inspirato Class A Common Stock upon the effectiveness of the Inspirato Certificate of Incorporation (as defined below)) at $10.00 per share (the “PIPE Shares”) for an aggregate commitment amount of approximately $88.5 million. Pursuant to the Subscription Agreements, Inspirato agreed to provide the PIPE Investors with certain registration rights with respect to the PIPE Shares. The PIPE investment was consummated substantially concurrently with the Closing.

A description of the Subscription Agreements is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal—Certain Agreements Related to The Business Combinations—Subscription Agreements” beginning on page 167 of the Proxy Statement/Prospectus. The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

A&R Company LLCA

On February 11, 2022, in connection with the Closing, Inspirato and the other holders of the New Common Units entered into the A&R Inspirato LLCA. The operations of Inspirato LLC, and the rights and obligations of the holders of the New Common Units, are set forth in the A&R Inspirato LLCA. New Common Units converted from Inspirato LLC profit interests are subject to substantially the same terms and conditions (including any vesting requirements) applicable to such Inspirato LLC profit interests prior to the Effective Time, and consequently certain New Common Units are subject to vesting requirements. Under the A&R Inspirato LLCA, Inspirato LLC is managed by a seven-person board of managers designated by Inspirato and the other members holding outstanding vested New Common Units.

Inspirato Exchange Rights

Under the A&R Inspirato LLCA, the holders of the New Common Units (other than Inspirato) will have the right to require Inspirato LLC to redeem all or a portion of such New Common Units, together with the cancellation of an equal number of shares of Inspirato Class V Common Stock, for, at Inspirato’s election, an equal number of shares of Inspirato Class A Common Stock, or a corresponding amount of cash, in each case contributed to Inspirato LLC by Inspirato, provided that Inspirato may elect to effect a direct exchange of such cash or Inspirato Class A Common Stock for such New Common Units in lieu of any such redemption, all in accordance with the terms and subject to certain restrictions set forth in the A&R Inspirato LLCA. In addition, Inspirato generally will have the right to require, upon a change of control of Inspirato, each holder of the New Common Units (other than Inspirato) to exercise its exchange right with respect to some or all of its New Common Units. As holders of the New Common Units cause their New Common Units to be redeemed or exchanged, holding other assumptions constant, Inspirato’s membership interest in Inspirato LLC will correspondingly increase, the number of shares of Inspirato Class A Common Stock outstanding will increase, and the number of shares of Inspirato Class V Common Stock will decrease.

Distributions and Allocations

Under the A&R Inspirato LLCA, subject to the obligations of Inspirato LLC to make tax distributions and to reimburse Inspirato for its corporate and other overhead expenses, Inspirato will have the right to determine when distributions will be made to the holders of New Common Units and the amount of any such distributions. If Inspirato authorizes a distribution, such distribution will be made to the holders of New Common Units on a pro rata basis in accordance with their respective percentage ownership of New Common Units.

Holders of New Common Units, including Inspirato, will generally incur U.S. federal, state and local income taxes on their share of any net taxable income of Inspirato LLC. Net income and losses of Inspirato LLC generally will be allocated to the holders of New Common Units on a pro rata basis in accordance with their respective percentage ownership of New Common Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss, or deduction be allocated disproportionately in certain circumstances. To the extent the funds of Inspirato LLC are legally available for distribution, and subject to any restrictions contained in any credit agreement to which Inspirato LLC or its subsidiaries may be bound, the A&R Inspirato LLCA will require Inspirato LLC to make pro rata cash distributions to the holders of New Common Units, including Inspirato, in an amount generally intended to allow the holders of New Common Units to satisfy their respective income tax liabilities with respect to their allocable share of the income of Inspirato LLC, based on certain assumptions and conventions and increased to the extent necessary, if any, to ensure that the amount distributed to Inspirato is sufficient to enable Inspirato to pay its actual tax liabilities. In addition, the A&R Inspirato LLCA will require Inspirato LLC to reimburse Inspirato for its corporate and other overhead expenses.

Issuance of Equity

The A&R Inspirato LLCA will provide that, except in certain specified circumstances, at any time Inspirato issues a share of Inspirato A Common Stock or any other equity security, the net proceeds received by Inspirato with respect to such issuance, if any, shall be concurrently contributed to Inspirato LLC, and Inspirato LLC shall issue to Inspirato one New Common Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Inspirato Class A Common Stock are redeemed, repurchased or otherwise acquired, Inspirato LLC shall redeem, repurchase or otherwise acquire an equal number of New Common Units held by Inspirato, upon the same terms and for the same price, as the shares of Inspirato Class A Common Stock redeemed, repurchased or otherwise acquired.

A description of the A&R Inspirato LLCA is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal—Certain Agreements Related to The Business Combinations—A&R Inspirato LLCA” beginning on page 164 of the Proxy Statement/Prospectus. The foregoing description of the A&R Inspirato LLCA is a summary only and is qualified in its entirety by the full text of the form of A&R Inspirato LLCA, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Tax Receivable Agreement

On February 11, 2022, in connection with the Closing, Inspirato entered into the Tax Receivable Agreement with the Blocker Sellers and the Flow-Through Sellers pursuant to which Inspirato will be required to pay to the Flow-Through Sellers and/or the Blocker Sellers, as applicable, 85% of the tax savings that Inspirato realizes as a result of increases in tax basis in Inspirato’s assets resulting from the sale of New Common Units for the consideration paid pursuant to the Business Combination Agreement and future exchange of New Common Units for shares of Inspirato Class A Common Stock (or cash) pursuant to the A&R Inspirato LLCA, certain pre-existing tax attributes of the Blockers and certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless Inspirato exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

A description of the Tax Receivable Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal—Certain Agreements Related to The Business Combinations— Tax Receivable Agreement” beginning on page 165 of the Proxy Statement/Prospectus. The foregoing description of the Tax Receivable Agreement is a summary only and is qualified in its entirety by the full text of the form of the Tax Receivable Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Lock-Up

On February 11, 2022, in connection with the Closing, Inspirato adopted Amended and Restated Bylaws (“Inspirato Bylaws”), which included lock-up provisions applicable to holders of shares of Inspirato Common Stock issued in connection with the Business Combination (excluding the PIPE Shares), holders of shares of Inspirato Class A Common Stock to be issued in connection with the exchange of New Common Units pursuant to the A&R Inspirato LLCA, and shares of Inspirato Class A Common Stock issued to directors, officers and employees of Inspirato LLC or its subsidiaries upon the exercise of Assumed Inspirato Options (collectively, the “Lock-Up Shares”). The holders of the Lock-Up Shares will be subject to a 180-day lock-up period as described in the Proxy Statement/Prospectus in the section titled “Share Eligible for Future Sale—Lock-Ups— Bylaws” beginning on page 303 of the Proxy Statement/Prospectus. The foregoing description of the lock-up provisions is a summary only and is qualified in its entirety by the full text of the form of the Inspirato Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On February 11, 2022, in connection with the Closing, Inspirato, the Sponsor, Thayer’s directors, certain equity holders of Inspirato, and the other parties thereto entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). A description of the Registration Rights Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal—Certain Agreements Related to The Business Combinations—Registration Rights Agreement” beginning on page 167 of the Proxy Statement/Prospectus. The foregoing description is qualified in its entirety by the full text and form of the Registration Rights Agreement, a copy of which is included as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreements

On February 11, 2022, in connection with the Closing, Inspirato entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require Inspirato to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Inspirato’s directors or executive officers or any other company or enterprise to which the person provides services the Inspirato’s request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the Form of Director Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Report. The material terms and conditions of the Business Combination Agreement described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1— The Business Combination Proposal— The Business Combination Agreement” beginning on page 246 of the Proxy Statement/Prospectus is incorporated herein by reference.

Prior to and in connection with the Special Meeting, holders of 16,993,592 out of 17,250,000 shares of the Thayer’s Class A Common Stock exercised their right to redeem those shares for cash at a price of approximately $10.20 per share, for an aggregate of approximately $173.3 million, which was paid out of the Trust Account following the Closing.

Immediately after the Closing and following the redemptions described above and the issuance of the PIPE Shares, Inspirato had the following outstanding securities:

•

46,931,885 shares of Inspirato Class A Common Stock, of which 256,408 are held by the Public Stockholders, 2,747,500 are held by the Sponsor and its affiliates, 8,850,384 are held by the PIPE Investors and 35,077,593 are held by the Blocker Sellers;

•	69,780,665 shares of Inspirato Class V Common Stock, all of which are held by the Flow-Through Sellers; and

•

15,800,000 Inspirato Warrants, each exercisable for one share of Inspirato Class A Common Stock at a price of $11.50 per share, of which 8,625,000 were originally Thayer Public Warrants and 7,175,000 were originally Thayer Private Warrants.

FORM 10 INFORMATION

Prior to the Closing, Thayer was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations and was formed as a vehicle to effect a business combination with one or more operating businesses. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Thayer was immediately before the Closing, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly,

Inspirato is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to Inspirato after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Report, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of Inspirato. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” “ will be,” “will continue,” “would,” “will likely result” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When Inspirato discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, Inspirato’s management. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Inspirato’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of Inspirato’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to:

•

The COVID-19 pandemic and the impact of actions to mitigate the COVID-19 pandemic have materially adversely impacted and will continue to materially adversely impact Inspirato’s business, results of operations, and financial condition.

•	Inspirato has a history of net losses and may not be able to achieve or sustain profitability.

•	If Inspirato fails to retain existing subscribers or add new subscribers, its business, results of operations, and financial condition would be materially adversely affected.

•	Inspirato’s revenue growth rate has slowed, and it may not increase at the rates Inspirato anticipates in the future or at all.

•	The hospitality market is highly competitive, and Inspirato may be unable to compete successfully with its current or future competitors.

•	Inspirato may be unable to effectively manage its growth.

•

Inspirato’s subscriber support function is critical to the success of Inspirato’s business, and any failure to provide high-quality service could affect its ability to retain its existing subscribers and attract new subscribers.

•	Inspirato may not be able to obtain sufficient new and recurring supply of luxury accommodations and experiences or to renew its existing supply of luxury accommodations and experiences.

•

Inspirato has limited experience with its pricing models, particularly for Inspirato Pass, and may not accurately predict the long-term rate of subscriber adoption or renewal or the impact these will have on its revenue or results of operations.

•

Inspirato depends on its key personnel and other highly skilled personnel, and if Inspirato fails to attract, retain, motivate or integrate its personnel, its business, financial condition and results of operations could be adversely affected.

•	Inspirato’s business depends on its reputation and the strength of its brand, and any deterioration could adversely impact its business, financial condition, or results of operations.

•	As a result of recognizing revenue in accordance with GAAP, Inspirato’s financial statements may not immediately reflect changes in customer bookings, cancellations and other operating activities.

•	The failure to successfully execute and integrate acquisitions could materially adversely affect Inspirato’s business, results of operations, and financial condition.

•

Inspirato relies on consumer discretionary spending and any decline or disruption in the travel or hospitality industries or economic downturn would materially adversely affect its business, results of operations, and financial condition.

•

The subscription travel market and the market for Inspirato’s subscription offerings is still relatively new, and if it does not continue to grow, grows more slowly than expected or fails to grow as large as expected, Inspirato’s business, financial condition and results of operations could be adversely affected.

•	If Inspirato is unable to manage the risks presented by its international business model, its business, results of operations, and financial condition would be materially adversely affected.

•	Inspirato may experience significant fluctuations in its results of operations, which make it difficult to forecast its future results.

•	The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in Inspirato’s results of operations and financial condition.

•

Inspirato’s management has identified material weaknesses in their internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of its financial statements or cause it to fail to meet its periodic reporting obligations.

•	Inspirato faces risks related to Inspirato’s intellectual property.

•	Inspirato’s processing, storage, use and disclosure of personal data exposes it to risks of internal or external security breaches and could give rise to liabilities and/or damage to reputation.

•

The ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and our ability to manage our growth and expand our business operations effectively following the consummation of the Business Combination.

•	The volatility of the market price and liquidity of Inspirato Common Stock and other securities of the Company.

•	Unfavorable changes in government regulation or taxation of the evolving hospitality, internet and e-commerce industries could harm Inspirato’s results.

•	Other factors detailed under the section titled “Risk Factors” beginning on page 55 of the Proxy Statement/Prospectus and incorporated herein by reference

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by Inspirato from time to time with the SEC. The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on Inspirato. There can be no assurance that future developments affecting Inspirato will be those that it has anticipated. Inspirato undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

Inspirato LLC’s business prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Information About Inspirato” beginning on page 207 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 55 of the Proxy Statement/Prospectus and are incorporated herein by reference.

Financial Information

The unaudited financial statements of Inspirato LLC prior to the Business Combination as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 and the audited financial statements of Inspirato LLC prior to the Business Combination as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 are set forth in the Proxy Statement/Prospectus beginning on page F-1 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2021 and for the year ended December 31, 2020 and the nine months ended September 30, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 246 in the section titled “Inspirato’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosures contained in the Proxy Statement/Prospectus beginning on page 262 in the section titled “Inspirato’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk,” which is incorporated herein by reference.

Properties

The Company’s facilities and office space are described in the Proxy Statement/Prospectus beginning on page 229 in the section titled “Information About Inspirato—Facilities and Office Space,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of Inspirato Common Stock as of the Closing Date (the “Ownership Date”), after giving effect to the consummation of the Business Combination and PIPE Investment and actual redemptions from the Trust Account:

•	each person who is known to be the beneficial owner of more than 5% of outstanding Inspirato Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Ownership Date.

The beneficial ownership of Inspirato Common Stock is based on 46,931,885 shares of Inspirato Class A Common Stock and 69,780,665 shares of Inspirato Class V Common Stock outstanding as of the Ownership Date.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated, Inspirato believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	After the Business Combination
	Class A		Class V		Total Shares
	Number	%	Number	%	Number	%
Name and Address of Beneficial Owner(1)
5% or More Holders:
Revolution Portico Holdings LLC(2)	500,000	1.1%	18,893,491	27.1%	19,393,491	16.6%
KPCB Investment I, Inc.(3)	11,890,097	25.3%	—	—	11,890,097	10.2%
Inspirato Group, Inc. (IVP)(4)	10,716,458	22.8%	—	—	10,716,458	9.2%
Thayer Ventures Acquisition Holdings LLC(5)	9,797,500	18.1%	—	—	9,797,500	7.9%
W Capital Partners III IBC, Inc.(6)	7,686,590	16.4%	—	—	7,686,590	6.6%

Directors and Executive Officers of PubCo
Brent Handler(7)	1,000,000	2.1%	27,766,065	39.8%	28,766,065	24.6%
Brad Handler(8)	395,000	*	902,646	1.3%	1,297,646	1.1%
David Kallery(9)	25,000	*	5,782,001	8.3%	5,807,001	5.0%
Web Neighbor	—	—	2,206,711	3.2%	2,206,711	1.9%
Michael Armstrong	—	—	—	—	—	—
Scot Sellers(10)	952,275	2.0%	1,534,703	2.2%	2,486,978	2.1%
Ann Payne	—	—	—	—	—	—
Eric Grosse	—	—	—	—	—	—
All executive officers and directors as a group (8 persons)	2,372,275	5.0%	37,917,203	54.3%	40,289,478	34.7%

*	Represents beneficial ownership or voting power of less than one percent.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 1544 Wazee Street Denver, CO 80202.

(2)

Consists of (i) 17,768,474 shares of Inspirato Class V Common Stock held by Revolution Portico Holdings LLC and (ii) 500,000 shares of Inspirato Class A Common Stock and 1,125,017 shares of Inspirato Class V Common Stock held by Exclusive Resorts LLC. Revolution Management Company LLC is the sole manager of Revolution Portico Holdings LLC and Exclusive Resorts LLC. Revolution is the sole manager of Exclusive Resorts LLC. Stephen M. Case may be deemed to have voting and dispositive control over the shares held by Revolution Management Company LLC. The principal business address of each of the entities and individuals identified in this footnote is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.

(3)

Consists of 11,278,847 shares of Inspirato Class A Common Stock held by Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”) and 611,250 shares of Inspirato Class A Common Stock KPCB XIV Founders Fund, LLC (“XIV FF”). KPCB XIV and XIV FF are the sole stockholders of KPCB Investment I, Inc. The managing member of KPCB XIV and KPCB XIV FF is KPCB XIV Associates, LLC (“KPCB XIV Associates”). L. John Doerr, Brook Byers, Theodore E. Schlein and William “Bing” Gordon, the managing members of KPCB XIV Associates, exercise shared voting and dispositive control over the shares held by KPCB XIV and KPCB XIV FF. The managing members disclaim beneficial ownership of all shares held by KPCB Investment I, Inc. except to the extent of their pecuniary interest therein. The principal business address of Kleiner Perkins is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, CA 94025.

(4)

Consists of 10,146,458 shares of Inspirato Class A Common Stock held by Institutional Venture Partners XIII, L.P. (“IVP XIII”). IVP XIII is the sole stockholder of Inspirato Group, Inc. Institutional Venture Management XIII LLC (“IVM XIII”) is the general partner of IVP XIII. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps, Jr. as the managing directors of IVM XIII, may be deemed to have shared voting and dispositive control over the shares held by Inspirato Group, Inc. Each of IVP XIII, IVM XIII and the managing directors disclaims beneficial ownership of the shares described in this footnote, except to the extent of its or his respective pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, CA 94025.

(5)

Consists of (i) 2,622,500 shares of Inspirato Class A Common Stock and (ii) 7,175,000 Inspirato Warrants exercisable for shares of Inspirato Class A Common Stock. Thayer Ventures Acquisition Holdings LLC is the record holder of such shares. Messrs. Farrell and Hemmeter are each a manager of Thayer Ventures Acquisition Holdings LLC, and as such, each has voting and investment control with respect to the Founder Shares held of record by Thayer Ventures Acquisition Holdings LLC and may be deemed to have beneficial ownership of the shares held directly by Thayer Ventures Acquisition Holdings LLC.

(6)

Robert Migliorino, David Wachter and Stephen Wertheimer, the managing members of W Capital Partners III, LP, exercise shared voting and dispositive control over such shares. The managing members disclaim beneficial ownership of all shares held by W Capital Partners III, LP except to the extent of their pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is c/o W Capital Partners, 400 Park Ave, New York, NY 10022.

(7)

Consists of (i) 1,032,639 shares of Inspirato Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 24,860,704 shares of Inspirato Class V Common Stock held by BRM Ventures, LLC, (iii) 1,000,000 shares of Inspirato Class A Common Stock and 646,936 shares of Inspirato Class V Common Stock held by the Brent L. Handler Revocable Trust, (iv) 950,863 shares of Inspirato Class V Common Stock held by the HFIN 2020 Trust, and (v) 274,923 shares of Inspirato Class V Common Stock held by the SLH 2012 Descendants Trust. Mr. Handler is the Manager of BRM Ventures, LLC, and thus has voting and dispositive control over the shares held by BRM Ventures, LLC. Mr. Handler is the grantor of the Brent L. Handler Revocable Trust, and thus has voting and dispositive control over the shares held by the Brent L. Handler Revocable Trust. Mr. Handler is the designated investment advisor of the HFIN 2020 Trust, and in such capacity has voting and dispositive control over the shares held by HFIN 2020 Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.

(8)

Consists of (i) 395,000 shares of Inspirato Class A Common Stock and 315,050 shares of Inspirato Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 312,673 shares of Inspirato Class V Common Stock held by the Handler Children’s Remainder Trust, (iii) 274,923 shares of Inspirato Class V Common Stock held by the SLH 2012 Descendants Trust. Mr. Handler is the trustee of the Handler Children’s Remainder Trust and thus has voting and dispositive control over the shares held by the Handler Children’s Remainder Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.

(9)

Consists of (i) 25,000 shares of Inspirato Class A Common Stock and 1,838,113 shares of Inspirato Class V Common Stock held by Mr, Kallery in his individual capacity, (ii) 2,312,781 shares of Inspirato Class V Common Stock held by Patricia Kallery, Mr. Kallery’s spouse, and (iii) 1,631,107 shares of Inspirato Class V Common Stock held by the David S. Kallery 2021 Trust dated 12/22/21 fbo Patricia K. Kallery for which Patricia Kallery serves as trustee.

(10)

Consists of (i) 84,431 shares of Inspirato Class A Common Stock held by Elk Sierra, LLC, (ii) 1,150,776 shares of Inspirato Class V Common Stock held by Elk Sierra, LLC, (iii) 383,927 shares of Inspirato Class V Common Stock held by Mr. Sellers in his individual capacity, and (iv) 867,844 shares of Inspirato Class A Common Stock subject to stock options exercisable within 60 days of the Ownership Date. As the sole member and manager of Elk Sierra, LLC, Mr. Sellers has sole voting and dispositive control over the shares held by Elk Sierra, LLC. The principal business address of Elk Sierra, LLC and Mr. Sellers is 11757 Magnolia Park Court, Las Vegas, NV 89141.

Directors and Executive Officers

The directors and executive officers of the Company after the Closing is described in the Thayer’s Registration Statement on Form S-1, File No. 333-262472 initially filed with the SEC on February 2, 2022 (as amended, the “Registration Statement”), in the section titled “Management” beginning on page 119 of the Registration Statement and that information is incorporated herein by reference.

Director Independence

Reference is made to the disclosures contained in the Registration Statement beginning on page 121 in the section titled “Management —Director Independence,” which is incorporated herein by reference.

Executive Compensation

The executive compensation of the Company’s named executive officers for the year ended December 31, 2021, is described in the Proxy Statement/Prospectus in the sections titled “Inspirato’s Executive Compensation” beginning on page 230 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Director Compensation

The compensation of Inspirato LLC’s managers is described in the Proxy Statement/Prospectus in the section titled “Executive Compensation—Director Compensation” beginning on page 239 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Certain Relationships and Related Transactions

Certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the sections titled “Certain Inspirato Relationships and Related Person Transactions” and “Certain Thayer Relationships and Related Party Transactions” beginning on page 241 and 278, respectively, and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Inspirato—Legal Proceedings” beginning on page 229 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information set forth in the section of the Proxy Statement/Prospectus titled “Market Price and Dividend Information” beginning on page 119 of the Proxy Statement/Prospectus is incorporated herein by reference. Additional information regarding holders of the Company’s securities is set forth below in the section of this Report titled “Description of the Registrant’s Securities.”

On February 11, 2022, Inspirato Class A Common Stock and Inspirato Warrants began trading on The Nasdaq Global Market under the symbol “ISPO” and “ISPOW,” respectively.

In connection with the Closing, each Thayer Unit was separated into its components, which consisted of one share of Thayer Class A Common Stock and one-half of one redeemable Thayer Public Warrant, and such Thayer Units no longer exist. As of the date of the Proxy Statement/Prospectus there was one holder of record of Thayer Class A Common Stock, six holders of record of Thayer Class B Common Stock, one holder of record of Thayer Units and two holders of record of Warrants.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by Inspirato of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the sections titled “Description of Thayer Securities” and “Shares Eligible for Future Sale” beginning on page 289 and 302, respectively, of the Proxy Statement/Prospectus are incorporated by reference herein.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Report under the section titled “Indemnification Agreements” is incorporated herein by reference into this Item 2.01.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Report is incorporated by reference into this Item 2.01.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Report is incorporated by reference into this Item 2.01.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Report is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above with respect to the PIPE Investment is incorporated by reference into this Item 3.02.

The Company issued the foregoing shares of common stock in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption from registration afforded by Section 4(a)(2) thereof.

Item 3.03. Material Modification to Rights of Security Holders.

At the Special Meeting, the Thayer shareholders considered and approved, among other things, the proposals set forth in the Proxy Statement/Prospectus in the sections titled “The Charter Proposal” and “The Governance Proposals” beginning on page 179 and 185, respectively, of the Proxy Statement/Prospectus, which are incorporated by reference herein. The Amended and Restated Certificate of Incorporation of Inspirato (the “Inspirato Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on February 11, 2022, includes the amendments proposed by the Charter Proposal and the Governance Proposals.

On February 11, 2022, the Board approved and adopted the Inspirato Bylaws, which became effective as of the Effective Time. The description of the Inspirato Certificate of Incorporation and the general effect of the Inspirato Certificate of Incorporation and the Inspirato Bylaws upon the rights of holders of Inspirato’s capital stock are included in the Proxy Statement/Prospectus under the sections titled “The Charter Proposal,” “The Governance Proposals,” and “Description of Thayer’s Securities” beginning on pages 179, 185 and 289, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

The disclosures set forth under the “Introductory Note” and in Item 2.01 of this Report are also incorporated herein by reference. Copies of the Inspirato Certificate of Incorporation and the Inspirato Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On February 11, 2022, the Audit Committee of the Board dismissed WithumSmith+Brown, PC (“Withum”), Thayer’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm effective upon the completion of their review of the financial statements of Thayer as of and for the periods ended December 31, 2021.

The report of Withum on Thayer’s, the Company’s legal predecessor, balance sheet as of December 31, 2021 and the statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles. During the period from July 31, 2020 (Thayer’s inception) to December 31, 2021 and subsequent interim period through February 11, 2022, there were no disagreements between Thayer and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on Thayer’s financial statements for such period.

During the period from July 31, 2020 (Thayer’s inception) to December 31, 2021 and subsequent interim period through February 11, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company provided Withum with a copy of the foregoing disclosures and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated February 14, 2022, is filed as Exhibit 16.1 to this Report.

(b) Disclosures regarding the new independent auditor.

On February 11, 2022, the Board approved the engagement of BDO USA, LLP (“BDO”) and appointed BDO as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. BDO served as independent registered public accounting firm of Inspirato LLC prior to the Business Combination. During the period from July 31, 2021 (Thayer’s inception) to December 31, 2021 and subsequent interim period through February 11, 2022, neither the Company nor anyone on the Company’s behalf consulted with BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that BDO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01. Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Report is incorporated by reference herein. The information set forth in the section of the Proxy Statement/Prospectus titled “Proposal No. 1 — The Business Combination Proposal” beginning on page 129 of the Proxy Statement/Prospectus is incorporated herein by reference.

As a result of the completion of the Business Combination pursuant to the Business Combination Agreement, a change of control of Thayer has occurred. Immediately following the Closing, the Public Stockholders owned 256,408 shares of Inspirato Class A Common Stock, representing approximately 0.22% of the total shares outstanding and 0.22% of the voting power of Inspirato, (ii) the Sponsor and its affiliates and advisors owned

2,747,500 shares of Inspirato Class A Common Stock, representing approximately 2.35% of the total shares outstanding, and 2.35% of the voting power of Inspirato (iii) the PIPE Subscribers owned 8,850,384 shares of Inspirato Class A Common Stock, representing approximately 7.58% of the total shares outstanding and 7.58% of the voting power of Inspirato, and (iv) the Blocker Sellers and Flow-Through Sellers owned 35,077,593 shares of Inspirato Class A Common Stock and 69,780,665 shares of Inspirato Class V Common Stock, respectively, representing approximately 89.84% of the total shares outstanding and 89.84% of the voting power of Inspirato.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the Closing, each executive officer of Thayer ceased serving in such capacities, and Christopher Hemmeter, Mark E. Farrell, H. Charles Floyd, Ren Riley, Lawrence Kutscher, Caroline Shin and R. David Edelman ceased serving on Thayer’s board of directors.

The information set forth in Item 2.01 of this Report in the sections titled “Directors and Executive Officers,” “Executive Compensation,” “Director Compensation” and “Certain Relationships and Related Transactions” are incorporated herein by reference.

2021 Equity Incentive Plan

At the Special Meeting, the Thayer stockholders considered and approved the Inspirato Incorporated 2021 Equity Incentive Plan (the “2021 EIP”). The 2021 EIP was previously approved, subject to shareholder approval, by Thayer’s board of directors on January 17, 2022. The 2021 EIP became effective upon the Closing.

A summary of the terms of the 2021 EIP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 4 — Incentive Plan Proposal” beginning on page 189 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the 2021 EIP, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

2021 Employee Stock Purchase Plan

At the Special Meeting, the Thayer stockholders considered and approved the Inspirato Incorporated 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The 2021 ESPP was previously approved, subject to stockholder approval, by Thayer’s board of directors on January 17, 2022. The 2021 ESPP became effective upon the Closing.

A summary of the terms of the 2021 ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 5 — The ESPP Proposal” herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the 2021 ESPP, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Report is incorporated in this Item 5.03 by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing, on February 11, 2022, the Board approved and adopted the Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all employees, officers and directors of Inspirato. The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, which is available on the investor relations page of the Company’s website.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal” beginning on page 129, which is incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 of this Report is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 8, 2022, Thayer held the Special Meeting in connection with the Business Combination.

At the close of business on December 21, 2021, the record date for the Special Meeting, there were an aggregate of 21,562,500 shares of Thayer Class A Common Stock, par value $0.0001 per share, and 4,312,500 shares of Thayer Class B Common Stock, par value $0.001 per share, outstanding, each of which were entitled to one vote with respect to each proposal. At the opening of the Special Meeting, there were at least 12,001,476 shares of Thayer Class A Common Stock present in virtually or by proxy, which represented 69.6% of the shares of Thayer Class A Common Stock entitled to vote, and all outstanding shares of Thayer Class B Common Stock present in virtually or by proxy. Collectively, this constituted a quorum for the transaction of business. The proposals listed below are described in more detail in the Proxy Statement/Prospectus. A summary of the voting results at the Special Meeting is set forth below:

Proposal 1: A proposal to approve and adopt the Business Combination Agreement. Upon Closing Thayer changed its name to Inspirato Incorporated.

Votes For	Votes Against	Votes Abstain
16,057,080	256,882	14

Proposal 2: A proposal to approve the Inspirato Certificate of Incorporation, which become effective upon the Closing.

Class	Votes For	Votes Against	Votes Abstain
Class A Stock	11,744,580	256,882	14
Class B Stock	4,312,500	0	0
Total	16,057,080	256,882	14

Proposal 3: A series of proposals to approve, on a non-binding advisory basis, certain governance provisions in the Inspirato Certificate of Incorporation and the Inspirato Bylaws that became effective upon the Closing, presented separately in accordance with SEC requirements. A tabulation of the votes with respect to each subpart of this proposal, which were each approved by Thayer’s stockholders, follow the descriptions of each such subpart.

Proposal 3A: To change Thayer’s name to “Inspirato Incorporated”.

Votes For	Votes Against	Votes Abstain
15,807,580	506,382	14

Proposal 3B: To increase the number of authorized shares of Inspirato Class A Common Stock, to authorize a new class of common stock called Inspirato Class V Common Stock, and to increase the number of authorized shares of the Company’s “blank check” preferred stock.

Votes For	Votes Against	Votes Abstain
15,806,811	507,151	14

Proposal 3C: To require that stockholders only act at annual and special meeting of the corporation and not by written consent.

Votes For	Votes Against	Votes Abstain
14,861,067	1,452,875	34

Proposal 3D: To eliminate the limitations in place on the corporate opportunity doctrine.

Votes For	Votes Against	Votes Abstain
15,806,961	506,796	519

Proposal 3E: To increase the required vote thresholds for stockholders approving amendments to the Inspirato Certificate of Incorporation and the Inspirato Bylaws to 66 2/3%.

Votes For	Votes Against	Votes Abstain
15,675,013	638,949	14

Proposal 3F: To provide that the Board be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

Votes For	Votes Against	Votes Abstain
14,728,651	1,584,806	519

Proposal 3G: To approve all other changes in connection with the replacement of the Existing Thayer Certificate of Incorporation and the Existing Thayer Bylaws with the Inspirato Certificate of Incorporation and the Inspirato Bylaws, including adopting Delaware as the exclusive forum for certain shareholder litigation.

Votes For	Votes Against	Votes Abstain
15,807,355	506,607	14

Proposal 4: A proposal to approve the 2021 EIP, including the authorization of the initial share reserve under such plan.

Votes For	Votes Against	Votes Abstain
15,807,709	505,830	437

Proposal 5: A proposal to approve the 2021 ESPP, including the authorization of the initial share reserve under the 2021 ES PP.

Votes For	Votes Against	Votes Abstain
16,056,710	257,027	239

Proposal 6: A series of proposals to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market LLC, the issuance of more than 20% of the number of shares of Inspirato Common Stock outstanding prior to the Business Combination pursuant to the Business Combination Agreement. A tabulation of the votes with respect to each subpart of this proposal, which were each approved by Thayer’s stockholders, follow the descriptions of each such subpart.

Proposal 6A: A proposal to issue Inspirato Common Stock in connection with the transactions pursuant to the Business Combination Agreement.

Votes For	Votes Withheld	Broker Non-Votes
16,057,355	256,607	14

Proposal 6B: A proposal to issue PIPE Shares to the PIPE Investors.

Votes For	Votes Withheld	Broker Non-Votes
16,057,341	256,621	14

A vote regarding adjournment of the Special Meeting (Proposal 7) was deemed not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve each of the foregoing matters.

Item 7.01. Regulation FD Disclosure.

On February 11, 2022, the Company issued a press release announcing the completion of the Business Combination, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01.

Item 8.01 Other Events.

Holders of 16,993,592 shares of Thayer Class A Common Stock exercised their right to have their shares redeemed for cash at a redemption price of approximately $10.20 per share, totaling approximately $173.3 million. As a result, upon Closing, Inspirato received approximately $91.1 in gross cash proceeds, consisting of approximately $2.6 million from the Company’s trust account and approximately $88.5 million from the PIPE.

Pursuant to the Sponsor Subscription Agreement, dated February 10, 2022, by and among Thayer, the Sponsor and Inspirato LLC (the “Sponsor Subscription Agreement”), Inspirato LLC agreed to waive Thayer’s obligation to satisfy the $140 million minimum cash condition contained in the Business Combination Agreement. In consideration for this waiver, the Sponsor agreed to (i) forfeit an additional 65,000 shares of Thayer Class B Common Stock at the Closing and (ii) purchase 490,197 shares of

Inspirato Class A Stock for $10.20 per share, for aggregate proceeds of approximately $5.0 million, in a private placement prior to the 60th day following the Closing. In connection with the private placement, the Sponsor agreed to subject an additional 1.0 million shares of Thayer Class B Stock (which became 1.0 million shares of Inspirato Class A Common Stock upon the Closing) to forfeiture in the event the purchase and sale does not occur within the 60-day period. The foregoing description of the Sponsor Subscription Agreement is qualified in its entirety by the full text of the Sponsor Subscription Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Thayer agreed to waive its right to appoint a director to the Board. As a result, Chris Hemmeter will not serve on the Board.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Inspirato LLC as of and for the years ended December 31, 2020 and 2019 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-1 of the Registration Statement and are incorporated herein by reference.

The unaudited consolidated financial statements of Inspirato LLC as of for the nine months ended September 30, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-21 of the Registration Statement and are incorporated herein by reference.

The audited consolidated financial statements of Thayer as of and for the year ended December 31, 2021, and the financial statements as of December 31, 2020 and as of and for the period from July 31, 2020 (Thayer’s inception) to December 31, 2020 and the related notes are included in the Registration Statement beginning on page F-34 of the Registration Statement and are incorporated herein by reference.

The unaudited consolidated financial statements of Thayer as of and for the nine months ended September 30, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-58 of the Registration Statement and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

				Incorporated by reference
Exhibit No.		Description	Form	File No.	Exhibit No.	Filing Date

2.1†		Business Combination Agreement and Plan of Reorganization, dated June 30, 2021, by and among Thayer, Merger Sub and Inspirato	8-K	001-39791	2.1	June 30, 2021

2.2		Amendment to Business Combination Agreement, dated September 15, 2021, by and between Thayer and Inspirato	8-K	001-39791	1.1	September 15, 2021

3.1	*	Amended and Restated Certificate of Incorporation of the Company

3.2	*	Amended and Restated Bylaws of the Company

4.2		Form of Specimen Warrant Certificate	S-1	333-249390	4.3	October 8, 2020

				Incorporated by reference
Exhibit No.		Description	Form	File No.	Exhibit No.	Filing Date

4.3		Warrant Agreement, dated December 10, 2020, between Continental Stock Transfer & Trust Company and Thayer.	8-K	001-39791	4.1	December 16, 2020

4.4		Assignment, Assumption and Amendment Agreement, dated February 11, 2022, between the Company and Computershare Trust Company, N.A.	S-1/A	333-262472	4.5	February 11, 2022

10.1	*	Amended and Restated Registration Rights Agreement, dated February 11, 2022, among the Company, the Sponsor and the other Holders (as defined therein).

10.2	*	Form of Director Indemnification Agreement of the Company

10.3	*	Ninth Amended and Restated Limited Liability Company Agreement of Inspirato LLC, dated February 11, 2022

10.4	*	Tax Receivable Agreement, dated February 11, 2022, between the Company and the other parties thereto

10.5		Subscription Agreement, dated August 11, 2020, between Thayer and the Sponsor	S-1	333-249390	10.5	October 8, 2020

10.6	*	Sponsor Subscription Agreement, dated February 10, 2022, between Thayer, Inspirato LLC and the Sponsor

10.7		Form of PIPE Subscription Agreements, by and among Thayer and the PIPE Subscribers	S-4	333-259570	10.16	September 16, 2021

10.8#		Form of Inspirato 2021 Equity Incentive Plan	S-4	333-259570	10.17	September 16, 2021

10.9#		Form of Inspirato 2021 Employee Stock Purchase Plan	S-4	333-259570	10.18	September 16, 2021

10.10#		Form of Inspirato Employee Incentive Compensation Plan	S-4	333-259570	10.19	September 16, 2021

10.11#		Employment Agreement between Inspirato LLC and Brent Handler	S-4	333-259570	10.21	September 16, 2021

10.12#		Employment Agreement between Inspirato LLC and Brad Handler	S-4	333-259570	10.22	September 16, 2021

10.13#		Employment Agreement between Inspirato LLC and David Kallery	S-4	333-259570	10.23	September 16, 2021

10.14#		Employment Agreement between Inspirato LLC and Web Neighbor	S-4	333-259570	10.24	September 16, 2021

10.15		The Historic Sugar Building Office Lease, dated as of December 15, 2015, between Urban-1530 16th Street, LLC and Best of 52, LLC, as amended August 2016, January 23, 2019 and October 8, 2019.	S-4/A	333-259570	10.20	December 6, 2021

10.16		Loan and Security Agreement between East West Bank and Inspirato LLC, dated October 15, 2020.	S-4/A	333-259570	10.25	December 6, 2021

16.1	*	Letter from WithumSmith+Brown, PC as to the change in certifying accountant, dated as of February 14, 2022

Incorporated by reference
Exhibit No.		Description	Form	File No.	Exhibi tNo.	Filing Date

99.1	*	Unaudited pro forma condensed combined financial statements for the Company as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020

99.2		Press Release dated February 11, 2021

104		Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments).

*	Filed herewith.
**	Furnished herewith.
†

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED
Dated: February 14, 2022
	By:	/s/ R. Webster Neighbor
Name: R. Webster Neighbor
Title: Chief Financial Officer